                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

         Filed by the Registrant [X]

         Filed by a Party other than the Registrant  [ ]

         Check the appropriate box:

         [ ]   Preliminary Proxy Statement:   [ ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

         [X]   Definitive Proxy Statement

         [ ]   Definitive Additional Materials

         [ ]   Soliciting Material Under Rule 14a-12


                         Scudder Strategic Income Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


         Payment of filing fee (Check the appropriate box):

         [X]   No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

         [ ]   Fee paid previously with preliminary materials:


         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount previously paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

SCUDDER HIGH INCOME TRUST
SCUDDER INTERMEDIATE GOVERNMENT TRUST
SCUDDER MULTI-MARKET INCOME TRUST
SCUDDER MUNICIPAL INCOME TRUST
SCUDDER STRATEGIC MUNICIPAL INCOME TRUST
SCUDDER STRATEGIC INCOME TRUST
222 SOUTH RIVERSIDE PLAZA CHICAGO, ILLINOIS 60606

NOTICE OF JOINT ANNUAL MEETING OF SHAREHOLDERS
MAY 24, 2001 AND PROXY STATEMENT

                                                                   April 9, 2001

To the Shareholders:

You are invited to attend a joint annual meeting of the shareholders of Scudder High Income Trust ("KHI"), Scudder Intermediate Government Trust ("KGT"), Scudder Multi-Market Income Trust ("KMM"), Scudder Municipal Income Trust ("KTF"), Scudder Strategic Municipal Income Trust ("KSM") and Scudder Strategic Income Trust ("KST") (individually, a "Fund" and collectively, the "Funds"). The meeting will be held in the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110-4103 ("ZSI" or the "Adviser"), on Thursday, May 24, 2001 at 11:00 a.m. Eastern time, for the following purposes and to transact such other business, if any, as may properly come before the meeting:

1. To elect Trustees to the Board of each Fund as outlined below:
   a. For KHI, KGT, KMM and KST only, to elect twelve Trustees to the Board of each Fund; and
   b. For KTF and KSM only, to elect twelve Trustees to the Board of each Fund with ten Trustees to be elected by the holders of Preferred and Common Shares voting together and two Trustees to be elected by holders of the Preferred Shares only.

2. To ratify or reject the selection of Ernst & Young LLP as independent auditors of each Fund for the current fiscal year.

The Board of each Fund has fixed the close of business on March 28, 2001 as the record date for determining the shareholders of each Fund entitled to notice of and to vote at the meeting. Shareholders are entitled to one vote for each share held.

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR ALL ITEMS
------------------------------------------------------------------------------
PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD. SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED. TO SAVE YOUR FUND THE COST OF ADDITIONAL SOLICITATIONS, PLEASE MAIL YOUR PROXY CARD PROMPTLY.
------------------------------------------------------------------------------

                                                                  [Scudder Logo]

The accompanying proxy is solicited by the Board of each Fund for voting at the joint annual meeting of shareholders to be held on May 24, 2001, and at any and all adjournments thereof (the "Meeting"). The shareholders of each Fund will vote separately on the items presented at the Meeting. This proxy statement was first mailed to shareholders on or about April 9, 2001.

The Board of each Fund recommends shareholders vote FOR ITEMS 1 AND 2. The vote required to approve both items is described under "Miscellaneous."

The Board of each Fund has fixed the close of business on March 28, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of March 28, 2001, shares of the Funds were issued and outstanding as follows:

            FUND                SHARES
            ----              ----------
KHI.........................  30,519,783
KGT.........................  33,996,171
KMM.........................  20,151,869
KTF
  Common....................  38,832,628
  Preferred.................      53,000
KSM
  Common....................  10,747,327
  Preferred.................       2,800
KST.........................   3,471,017

KTF AND KSM ONLY. Pursuant to the Amended and Restated Agreement and Declaration of Trust of each Fund, the Board may authorize separate classes of shares of beneficial interest. The Board of each Fund has authorized, and each Fund has issued, common shares of beneficial interest (the "Common Shares") and preferred shares of beneficial interest (the "Preferred Shares"). The Common Shares and the Preferred Shares have different powers, rights, preferences and privileges, qualifications, limitations and restrictions with respect to, among other things, dividends, liquidation, redemption and voting as more fully set forth in the Certificate of Designation for Preferred Shares that established the

Preferred Shares. For KTF, the Common Shares were first issued on October 20, 1988 and the Preferred Shares were first issued on July 24, 1989 (Series A, B, C and D) and November 24, 1999 (Series E). For KSM, the Common Shares were first issued on March 22, 1989 and the Preferred Shares were first issued on September 21, 1999. At the Meeting, the holders of the Preferred Shares, voting as a separate class, are entitled to elect two Trustees, and the holders of the Common Shares and the Preferred Shares, voting together as a single class, are entitled to elect the ten remaining Trustees. On Item 2, the holders of the Common Shares and Preferred Shares will vote together as a single class.

ITEM 1. ELECTION OF TRUSTEES TO THE BOARDS

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.

At the Meeting, shareholders of each Fund will be asked to elect twelve individuals (ten individuals for holders of Common Shares of KTF and KSM only) to constitute the Board of Trustees of each Fund. The election of new Board members arises out of a restructuring program proposed by ZSI, the investment manager of each Fund, whereby ZSI seeks to consolidate its fund line-up under the "Scudder" name. Prior to January 1, 2001, each Fund was named "Kemper." The restructuring program is designed to respond to changing industry conditions and investor needs. ZSI believes that the overall restructuring will permit it to streamline its administrative infrastructure and focus its distribution efforts. In connection with that initiative, those individuals who have no affiliation with ZSI and who are not considered "interested" Trustees (the "Independent Trustees") of the two separate boards of the "Kemper" funds proposed to consolidate into a single board. The twelve individuals who have been nominated for election as Trustees of each Fund were nominated after careful consideration by each Fund's present Board of Trustees. The nominees are listed below. Four of the nominees are currently Trustees of each Fund and six of the nominees are currently trustees or directors of other funds advised by ZSI. Two of the nominees, although not currently trustees or directors of any funds advised by ZSI, are senior executive officers of ZSI. These twelve nominees are also being nominated for election as trustees or directors of a number of other funds advised by ZSI. The proposed slate of nominees reflects an effort to consolidate the separate boards who have historically supervised certain groups of funds advised by ZSI. The proposed consolidation is expected to provide administrative efficiencies to both the Funds and ZSI.

It is intended that the proxies will be voted for the election of the nominees described below. Each Trustee so elected will serve as a Trustee of the respective Fund commencing on July 1, 2001 until the next meeting of shareholders, if any, called for the purpose of electing Trustees and until the election and qualification of a successor or until such Trustee sooner dies, resigns or is removed as provided in the organizational documents of each Fund.

KTF AND KSM ONLY. As indicated above, holders of the Preferred Shares are entitled to elect two Trustees. Messrs. Glavin and Weithers are nominees for election by holders of the Preferred Shares of each Fund. In addition, ten other Trustees are to be elected by holders of the Common Shares and the Preferred Shares, voting together as a single class. Ms. Peterson and Messrs. Ballantine, Burnham, Casady, Coughlin, Dunaway, Edgar, Hoffman, Renwick and Sommers are nominees for election by all shareholders.

All the nominees listed below have consented to serve as Trustees of the respective Funds, if elected. In case any nominee shall be unable or shall fail to act as a Trustee by virtue of an unexpected occurrence, the proxies may be voted for such other person(s) as shall be determined by the persons acting under the proxies in their discretion. Each nominee and Trustee standing for re-election as well as those not standing for re-election are listed below. The address of each nominee is c/o Zurich Scudder Investments, Inc., 222 South Riverside Plaza, Chicago, Illinois 60606.

NOMINEES FOR ELECTION AS TRUSTEES

                                                    YEAR FIRST
       NAME (DATE OF BIRTH), PRINCIPAL               BECAME A
         OCCUPATION AND AFFILIATIONS               BOARD MEMBER
       -------------------------------            --------------
John W. Ballantine (2/16/46),(1) Retired;            Nominee
formerly, First Chicago NBD Corporation/The
First National Bank of Chicago: 1996-1998,
Executive Vice President and Chief Risk
Management Officer; 1995-1996, Executive Vice
President and Head of International Banking;
Director, First Oak Brook Bancshares, Inc.,
Oak Brook Bank and Tokheim Corporation.
Lewis A. Burnham (1/8/33),(1) Retired;               Nominee
formerly, Partner, Business Resources Group;
formerly, Executive Vice President, Anchor
Glass Container Corporation.
Mark S. Casady (9/12/60),* Managing Director,        Nominee
ZSI; formerly, Institutional Sales Manager of
an unaffiliated mutual fund distributor.
Linda C. Coughlin (1/1/52),*(2) Managing             2000-All
Director, ZSI.

                                                    YEAR FIRST
       NAME (DATE OF BIRTH), PRINCIPAL               BECAME A
         OCCUPATION AND AFFILIATIONS               BOARD MEMBER
       -------------------------------            --------------
Donald L. Dunaway (3/8/37),(1) Retired;              Nominee
formerly, Executive Vice President, A.O. Smith
Corporation (diversified manufacturer).
James R. Edgar (7/22/46),(3) Distinguished           1999-All
Fellow, University of Illinois Institute of
Government and Public Affairs; Director,
Kemper Insurance Companies; Director, John B.
Sanfilippo & Son, Inc.; Director, Horizon
Group Properties, Inc.; formerly, Governor,
State of Illinois.
William F. Glavin (8/30/58),* Managing               Nominee
Director, ZSI; formerly, Executive Vice
President of Market and Product Development,
The Dreyfus Corporation.
Robert B. Hoffman (12/11/36),(1) Retired;            Nominee
formerly, Chairman, Harnischfeger Industries,
Inc. (machinery for the mining and paper
industries); formerly, Vice Chairman and Chief
Financial Officer, Monsanto Company
(agricultural, pharmaceutical and
nutritional/food products); formerly, Vice
President, Head of International Operations,
FMC Corporation (manufacturer of machinery and
chemicals); Director, Harnischfeger
Industries, Inc.
Shirley D. Peterson (9/3/41),(1) Retired;            Nominee
formerly, President, Hood College; formerly,
Partner, Steptoe & Johnson (attorneys); prior
thereto, Commissioner, Internal Revenue
Service; prior thereto, Assistant Attorney
General (Tax), U.S. Department of Justice;
Director, Bethlehem Steel Corp.
Fred B. Renwick (2/1/30),(3) Professor of            1995-All
Finance, New York University, Stern School of
Business; Director, the Wartburg Foundation;
Chairman, Finance Committee of Morehouse
College Board of Trustees; Director, American
Bible Society Investment Committee;
previously, member of the Investment Committee
of Atlanta University Board of Trustees;
formerly, Director of Board of Pensions
Evangelical Lutheran Church in America.

                                                    YEAR FIRST
       NAME (DATE OF BIRTH), PRINCIPAL               BECAME A
         OCCUPATION AND AFFILIATIONS               BOARD MEMBER
       -------------------------------            --------------
William P. Sommers (7/22/33),(1) Retired;            Nominee
formerly, President and Chief Executive
Officer, SRI International (research and
development); prior thereto, Executive Vice
President, Iameter (medical information and
educational service provider); prior thereto,
Senior Vice President and Director, Booz,
Allen & Hamilton Inc. (management consulting
firm); Director, PSI Inc., Evergreen Solar,
Inc. and Litton Industries; Advisor,
Guckenheimer Enterprises; Consultant and
Director, SRI/Atomic Tangerine.
John G. Weithers (8/8/33),(3) Formerly,           1993-All Funds
Chairman of the Board and Chief Executive           except KST
Officer, Chicago Stock Exchange; Director,           1994-KST
Federal Life Insurance Company; President of
the Members of the Corporation and Trustee,
DePaul University; Director, International
Federation of Stock Exchanges; Director,
Records Management Systems.

---------------

 * Interested persons of the Funds as defined in the Investment Company Act of 1940, as amended ("1940 Act").
(1) Messrs. Ballantine, Burnham, Dunaway, Hoffman, Sommers and Ms. Peterson serve as board members of 26 investment companies, with 45 portfolios managed by ZSI.
(2) Ms. Coughlin serves as a board member of 56 investment companies with 137 portfolios managed by ZSI.
(3) Messrs. Edgar, Renwick and Weithers serve as board members of 16 investment companies with 58 portfolios managed by ZSI.

TRUSTEES NOT STANDING FOR RE-ELECTION:

                                     PRESENT OFFICE WITH THE TRUST;
                                   PRINCIPAL OCCUPATION OR EMPLOYMENT
     NAME (DATE OF BIRTH)                   AND DIRECTORSHIPS
     --------------------          ----------------------------------
James E. Akins (10/15/26)         Trustee; Consultant on International,
                                  Political and Economic Affairs;
                                  formerly, a career U.S. Foreign
                                  Service Officer, Energy Adviser for
                                  the White House and U.S. Ambassador
                                  to Saudi Arabia, 1973-1976.
Arthur R. Gottschalk (2/13/25)    Trustee; Retired; formerly,
                                  President, Illinois Manufacturers
                                  Association; Trustee, Illinois
                                  Masonic Medical Center; formerly,
                                  Illinois State Senator; formerly,
                                  Vice President, The Reuben H.
                                  Donnelley Corp.; formerly, attorney.
Frederick T. Kelsey (4/25/27)     Trustee; Retired; formerly,
                                  Consultant to Goldman, Sachs & Co.;
                                  formerly, President, Treasurer and
                                  Trustee of Institutional Liquid
                                  Assets and its affiliated mutual
                                  funds; formerly, President and
                                  Trustee, Northern Institutional
                                  Funds; formerly, President and
                                  Trustee, Pilot Funds.

RESPONSIBILITIES OF THE BOARD OF TRUSTEES--BOARD AND COMMITTEE MEETINGS

The primary responsibility of the Board is to represent the interests of the shareholders of the Funds and to provide oversight of the management of the Funds. The board that is proposed for election at this Meeting is comprised of three individuals who are considered "interested" Trustees, and nine individuals who are Independent Trustees. The SEC has recently adopted rules that require a majority of the board members of a fund to be "independent" if the fund takes advantage of certain exemptive rules under the 1940 Act. If the proposed Board of Trustees is approved by shareholders, 75% will be Independent Trustees. Each of the nominees that will be considered an Independent Trustee, if elected, has been selected and nominated solely by the current Independent Trustees of each Fund.

Each Board meets multiple times during the year to review the investment performance of each Fund and other operational matters, including policies and procedures designed to assure compliance with regulatory and other requirements. Furthermore, the Independent Trustees review the fees paid to the Adviser and its affiliates for investment advisory services and other administrative and shareholder services. Each Board has adopted specific policies and guidelines that, among other things, seek to further enhance the effectiveness of the Independent Trustees in performing their duties. Many of these are similar to those suggested in the Investment Company Institute's 1999 Report of the Advisory Group on Best Practices for Fund Directors (the "Advisory Group Report"). For example, the Independent Trustees select independent legal counsel to work with them in reviewing fees, advisory and other contracts and overseeing fund matters, and regularly meet privately with their counsel.

Each Board has an audit and governance committee (the "Committee"). The Committee makes recommendations regarding the selection of independent auditors for each Fund, confers with the independent auditors regarding each Fund's financial statements, the results of audits and related matters, reviews and discusses each Fund's audited financial statements with ZSI, seeks and reviews nominees for Board membership and performs such other tasks as the respective Board assigns. Based on review with ZSI and the independent auditors of each Fund's financial statements, the Committee recommended to each Board that the audited financial statements be included in the annual report provided to shareholders for each Fund's 2000 fiscal year. The Committee is comprised of only Independent Trustees, receives annual representations from the auditors as to their independence, and has a written charter adopted by each Board, (a copy of the charter is attached hereto as Appendix 1), that delineates the Committee's duties and powers. In addition, as required by Section 303.01(B)(2)(a) of the New York Stock Exchange ("NYSE") listing standards, none of the Committee members have a relationship with the Fund that may interfere with the exercise of their independence from management and the Fund, and each Committee member meets the independence requirements of Section 303.01(B)(3). The Committee also proposes the nominees for election by the shareholders and oversees the administration of each Fund's Governance Procedures and Guidelines. Shareholders wishing to submit the name of a candidate for consideration by the Committee should submit their recommendations to the secretary of the applicable Fund. Currently, the members of the Committee are Messrs. Akins, Edgar, Gottschalk, Kelsey, Renwick, and Weithers. The Committee to each Fund met four times during its 2000 fiscal year

(November 30, 2000 for KHI, KMM, KTF, KSM and KST and December 31, 2000 for
KGT).

COMPENSATION OF TRUSTEES

Each Fund pays the Independent Trustees an annual retainer (paid in quarterly installments) plus expenses, and an attendance fee for each Board meeting and committee meeting attended. As reflected above, the Trustees currently serve as board members of various investment companies for which ZSI serves as investment manager. ZSI supervises each Fund's investments, pays the compensation and expenses of its personnel who serve as Trustees and officers on behalf of the Trust and receives a management fee for its services. Several of the officers and Trustees are also officers, directors, employees or stockholders of ZSI and participate in the fees paid to that firm, although the Funds make no direct payments to them. Trustees or officers of a Fund who are "interested persons" receive no compensation from such Fund. The Board of each Fund met eight times during its 2000 fiscal year. Each then current Trustee attended 75% or more of the respective meetings of the Board and the Committee (if then a member thereof) held during its 2000 fiscal year.

To facilitate the restructuring of the boards discussed above, certain Independent Trustees agreed not to stand for re-election. Independent Trustees of the Funds are not entitled to benefits under any pension or retirement plan. However, the Board of each fund whose board is being restructured determined that, particularly given the benefits that would accrue to the funds from the restructuring of the boards, it was appropriate to provide the four Independent Trustees who were not standing for re-election for various funds a one-time benefit. The cost of such benefit is being allocated among all the affected funds, with ZSI agreeing to bear one-half of the cost of such benefit, given that ZSI also benefits from administrative efficiencies of a consolidated board. Messrs. Akins, Gottschalk and Kelsey, Independent Trustees of each Fund who are not standing for re-election, will each receive such a one-time benefit. The amount received by a trustee on behalf of each fund for which he serves as an Independent Trustee ranges from $478 to $6,124 (approximately $225,000 in the aggregate for all "Kemper" funds) for Mr. Akins; $159 to $2,035 (approximately $75,000 in the aggregate for all "Kemper" funds) for Mr. Gottschalk; and $797 to $10,194 (approximately $375,000 in the aggregate for all "Kemper" funds) for Mr. Kelsey.

The table below shows, for each Trustee entitled to receive compensation from the Funds, the aggregate compensation paid or accrued during each Fund's 2000 fiscal year and the total compensation that the funds advised by ZSI (collectively, the "Fund Complex") paid or accrued during calendar year 2000.

                                                                                                 AGGREGATE
                                         AGGREGATE COMPENSATION FROM FUND                      COMPENSATION
                       ---------------------------------------------------------------------     FROM FUND
   NAME OF TRUSTEE        KHI         KGT         KMM         KTF         KSM         KST      COMPLEX(2)(3)
   ---------------     ---------   ---------   ---------   ---------   ---------   ---------   -------------
James E. Akins.......  $3,359.18   $3,497.59   $2,814.28   $7,393.10   $3,044.84   $1,781.66    $195,480.00
James R. Edgar.......  $3,359.17   $3,497.60   $3,029.29   $6,634.09   $3,044.83   $1,781.66    $195,080.00
Arthur R.
 Gottschalk(1).......  $4,560.19   $3,874.15   $3,015.74   $6,020.35   $3,543.83   $2,542.75    $195,080.00
Frederick T.
 Kelsey..............  $3,444.71   $3,592.21   $3,101.43   $7,666.55   $3,119.57   $1,798.94    $200,300.00
Fred B. Renwick......  $2,845.96   $2,929.95   $2,596.42   $4,993.36   $2,596.42   $1,677.98    $204,620.00
John G. Weithers.....  $3,786.86   $3,970.63   $3,390.00   $8,760.38   $3,418.52   $1,868.06    $239,180.00

---------------

(1) Includes deferred fees. Pursuant to deferred compensation agreements with the Funds, deferred amounts accrue interest monthly at a rate approximate to the yield of Zurich Money Funds--Zurich Money Market Fund. Total deferred fees (including interest thereon) payable to Mr. Gottschalk are $22,465, $22,241, $20,855, $33,089, $30,341, and $12,786 from KHI, KGT, KMM, KTF, KSM and KST, respectively.
(2) Includes compensation for service on the boards of 16 funds advised by ZSI comprised of 61 fund portfolios. Each Trustee currently serves on the boards of 16 funds advised by ZSI comprised of 58 fund portfolios.
(3) Aggregate compensation reflects amounts paid to the Trustees for numerous special meetings in connection with the ZSI restructuring initiative (which included a comprehensive review of ZSI's proposals, including a branding change, combinations of certain funds (including tax implications), liquidations of certain funds, implementation of an administrative agreement for certain funds (including fee caps) and the consolidation of certain boards). Such amounts totaled $38,880, $39,420, $39,420, $43,200, $47,520, and $82,080 for Messrs. Akins, Edgar, Gottschalk, Kelsey, Renwick and Weithers, respectively. A portion of these meeting fees was borne by ZSI.

FUND OFFICERS. Information about the executive officers of the Fund, with their respective dates of birth, terms as Fund officers indicated and principal occupation for the past five years, is set forth below.

J. Patrick Beimford, Jr. (5/25/50), vice president of KMM since 2/17/93 and KST since 4/14/94, is a managing director of the Adviser.

Mark S. Casady (9/21/60), president of each Fund since 1/21/98, is a managing director of the Adviser.

Philip J. Collora (11/15/45), vice president of each Fund except KST since 2/1/90 and KST since 3/2/90, and assistant secretary of each Fund since 1/24/01. Mr. Collora is a senior vice president of the Adviser.

Philip G. Condon (8/15/60), vice president of KTF and KSM since 7/14/99, is a managing director of the Adviser.

Linda C. Coughlin (1/1/52), vice president and chairman of each Fund since 1/24/01, is a managing director of the Adviser.

Jan C. Faller (8/8/66), vice president of KMM and KST since 1/24/01, is a senior vice president of the Adviser; prior thereto, Board and Currency Investment Manager of an unaffiliated investment management firm.

John R. Hebble (6/27/59), treasurer of each Fund since 5/20/98, is a senior vice president of the Adviser.

Maureen E. Kane (2/14/62), secretary of each Fund since 1/24/01. Ms. Kane is a vice president of the Adviser; formerly, Assistant Vice President of an unaffiliated investment management firm; prior thereto, Associate Staff Attorney of an unaffiliated investment management firm; Associate, Peabody & Arnold (law firm).

Brenda Lyons (2/21/63), assistant treasurer of each Fund since 9/22/98, is a senior vice president of the Adviser.

Caroline Pearson (4/1/62), has been an assistant secretary of each Fund since 1/21/98. Ms. Pearson is a managing director of the Adviser; formerly, Associate, Dechert Price & Rhodes (law firm).

Kathryn L. Quirk (12/3/52), vice president of each Fund since 1/21/98, is a managing director of the Adviser.

Harry E. Resis, Jr. (11/24/45), vice president of KHI since 2/17/93, is a managing director of the Adviser.

Richard L. Vandenberg, Jr. (11/16/49), vice president of KGT since 3/6/96, is a managing director of the Adviser.

Linda J. Wondrack (9/12/64), vice president of each Fund since 1/21/98, is a managing director of the Adviser.

The officers of each Fund are elected by the Board of the Fund on an annual basis to serve until their successors are elected and qualified.

SHAREHOLDERS. As of December 31, 2000, each executive officer, nominee and Trustee of each Fund individually, and the officers and Trustees as a group, owned beneficially less than 1% of the outstanding shares of each Fund. Appendix 2 hereto sets forth the beneficial ownership of each Fund's shares for each Trustee and nominee of the Funds individually and as group with the executive officers of each Fund. As of December 31, 2000, no person is known to any Fund to have owned beneficially more than 5% of the shares of such Fund, except as provided in Appendix 3 hereto.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 30(h) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require each Fund's officers and Trustees, the Adviser, affiliated persons of the Adviser and persons who own more than ten percent of a registered class of the Fund's equity securities to file forms reporting their affiliation with that Fund and reports of ownership and changes in ownership of that Fund's shares with the Securities and Exchange Commission (the "SEC") and the NYSE. These persons and entities are required by SEC regulation to furnish the Funds with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of such forms received by it, and written representations from certain reporting persons that no year-end reports were required for those persons, each Fund believes that during the fiscal year ended November 30, 2000 (December 31, 2000 for KGT), such reporting persons complied with all applicable filing requirements, except that Harold D. Kahn filed a Form 3 late during the 2000 fiscal year.

INVESTMENT MANAGER. Zurich Scudder Investments, Inc. ("ZSI" or the "Adviser"), 345 Park Avenue, New York, NY 10154, serves as each Fund's investment adviser and manager pursuant to an investment management agreement.

ITEM 2. SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR EACH FUND.

Each Board, including all of the Independent Trustees, has selected Ernst & Young LLP ("E&Y"), independent auditors, to audit the books and records of each Fund for the current fiscal year and recommends that shareholders ratify such selection. This firm has served each Fund in this capacity since the Fund was organized and has no direct or indirect financial interest in any Fund except as independent auditors. The selection of E&Y as independent auditors of each Fund is being submitted to the shareholders for ratification. A representative of E&Y is expected to be present at the Meeting and will be available to respond to any appropriate questions raised at the Meeting and may make a statement.

The following table shows fees paid to E&Y during each Fund's most recent fiscal year. The information in the column "Audit Fees" shows the amounts paid to E&Y for the audit and review of financial statements of each Fund. The information in the columns "Financial Information Systems Design and Implementation Fees" and "All Other Fees" shows the aggregate amounts paid to E&Y by each Fund, ZSI and all entities controlling, controlled by, or under common control with ZSI that provide services to the Funds. The Committee of each Board has gener-ally considered whether E&Y's receipt of non-audit fees from the Funds, ZSI, and all entities controlling, controlled by, or under common control with ZSI that provide services to the Funds is compatible with maintaining E&Y's independence.

                                                 FINANCIAL
                                                INFORMATION
                                               SYSTEMS DESIGN
                                                    AND
                                               IMPLEMENTATION   ALL OTHER
                                  AUDIT FEES        FEES         FEES(1)
                                  ----------   --------------   ---------
Kemper High Income Trust........   $39,150           0            $300
Kemper Intermediate Government
  Trust.........................   $37,050           0            $300
Kemper Multi-Market Income
  Trust.........................   $36,550           0            $300
Kemper Municipal Income Trust...   $58,650           0            $300
Kemper Strategic Municipal
  Income Trust..................   $57,550           0            $300
Kemper Strategic Income Trust...   $40,050           0            $300

---------------

(1) In addition to the amount shown in the table for the Funds, E&Y received an aggregate amount of $2,785,000, which includes $787,000 for services performed on behalf of the Funds and other ZSI-advised funds and $1,998,000 for services performed for ZSI and other related entities that provide support for the operations of the funds.

MISCELLANEOUS

GENERAL. The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies will be paid by the Funds, including any additional solicitation made by letter, telephone or facsimile. In addition to solicitation by mail, certain officers and representatives of the Funds, officers and employees of the Adviser and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. The Funds have engaged Georgeson Shareholder Communications Inc. ("GSC") to assist in the solicitation of proxies at a total estimated cost of $9,500 per Fund plus expenses. Failure of a quorum to be present at the Meeting for a Fund will necessitate adjournment for that Fund and will subject the Fund to additional expense. A COPY OF A FUND'S ANNUAL REPORT IS AVAILABLE WITHOUT CHARGE UPON REQUEST BY WRITING TO SUCH FUND, 222 SOUTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606 OR BY CALLING 1-800-294-4366.

PROPOSALS OF SHAREHOLDERS. It is currently anticipated that the 2002 annual meeting of shareholders will be held in May. A shareholder wishing to submit a proposal for inclusion in a Fund's proxy statement for the 2002 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 should send such written proposal to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such proposal received no later than December 10, 2001 as timely. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) to a Fund of a proposal submitted outside of the process of Rule 14a-8 must submit such written notice to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such notice received no later than February 22, 2002 as timely. The timely submission of a proposal, however, does not guarantee its inclusion under either rule.

OTHER MATTERS TO COME BEFORE THE MEETING. The Boards are not aware of any matters that will be presented for action at the Meeting other than those set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares with respect to any such other matters in accordance with their best judgment in the interest of the Fund.

VOTING, QUORUM. Each valid proxy will be voted in accordance with the instructions on the proxy and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given, the proxy will be voted for the election as Board members of the persons who have been nominated for such Fund and as recommended by the Board on each other item. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Fund or in person at the time of the Meeting. Proxies given by telephone or electronically transmitted instruments may be counted if obtained pursuant to procedures designed to verify that such instructions have been authorized.

Item 1, election of Trustees for a Fund, requires a plurality vote of the shares of such Fund. As noted previously, the holders of the Preferred Shares of KTF and KSM, voting as a separate class for each respective Fund, are entitled to elect two Trustees and the holders of the Common Shares and Preferred Shares of KTF and KSM, voting together as a single class for each Fund, are entitled to elect the ten remaining Trustees. Item 2, ratification of the selection of independent auditors for a Fund, requires the affirmative vote of a majority of the shares of the Fund voting on the matter. On Item 1, abstentions and broker non-votes will have no effect; the persons receiving the largest number of votes will be elected.

On Item 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

At least 50% of the shares of a Fund must be present, in person or by proxy, in order to constitute a quorum for that Fund. Thus, the meeting for a particular Fund could not take place on its scheduled date if less than 50% of the shares of that Fund were represented.

THE BOARD OF EACH FUND RECOMMENDS AN AFFIRMATIVE VOTE ON ALL ITEMS APPLICABLE TO THAT FUND.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Boards,
Maureen E. Kane
Secretary

                                   APPENDIX 1

                     AUDIT AND GOVERNANCE COMMITTEE CHARTER
                             ADOPTED MARCH 22, 2000

I. PURPOSE

The Audit and Governance Committee is a committee of the Board of the Fund. Its primary function is to assist the Board in fulfilling certain of its responsibilities.

A primary function of the Audit and Governance Committee is to serve as an independent and objective party to monitor the Fund's accounting policies, financial reporting and internal control system. The Audit and Governance Committee also serves to provide an open avenue of communication among the independent accountants, Fund management, and the Board.

- Fund management has the primary responsibility to establish and maintain systems for accounting, reporting, and internal control.

- The independent accountants have the primary responsibility to plan and implement a proper audit of the accounting, reporting, and internal control practices.

Another primary function of the Audit and Governance Committee is to identify and recommend individuals for membership on the Board and oversee the administration of the Board Governance Procedures and Guidelines.

The Audit and Governance Committee may have additional functions and responsibility as deemed appropriate by the Board and the Audit and Governance Committee.

II. COMPOSITION

The Audit and Governance Committee shall be comprised of three or more board members(1) as determined by the Board, each of whom shall be an independent board member, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit and Governance Committee. For purposes of the Audit and Governance Committee, a board member is independent if he or she is not an "interested person" of the Fund as that term is defined in the Investment Company Act of 1940 and

---------------

(1) To the extent the Fund is organized as a Massachusetts business trust, any references to "directors" or "board members" shall be deemed to mean "trustees."

meets the independence requirements set forth in New York Stock Exchange Rule 303.01(B)(3). Each member of the Audit and Governance Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment (or must become financially literate within a reasonable time after his or her appointment to the Audit and Governance Committee). At least one member of the Audit and Governance Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

The members and chairman of the Audit and Governance Committee shall be elected by the Board annually and serve until their successors shall be duly elected and qualified.

III. MEETINGS

The Audit and Governance Committee shall meet four times annually, or more frequently as circumstances dictate. Special meetings (including telephone meetings) may be called by the Chair or a majority of the members of the Audit and Governance Committee upon reasonable notice to the other members of the Audit and Governance Committee. As part of its job to foster open communication, the Audit and Governance Committee should meet annually with senior Fund management responsible for accounting and financial reporting and the independent accountants in separate executive sessions to discuss any matters that the Audit and Governance Committee, or any of such other persons, believes should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

A. AUDIT

To fulfill its responsibilities and duties the Audit and Governance Committee shall:

1. DUTIES/REPORTS/REVIEW

   a. Review, annually, with Fund management and the independent accountants, the organizational structure, reporting relationship, adequacy of resources and qualifications of the senior Fund management personnel responsible for accounting and financial reporting.

   b. Review, annually, with Fund management and the independent accountants, their separate evaluation of the adequacy of the Fund's system of internal controls.

   c. Review, with Fund management and the independent accountants, the SAS 70 prepared by Fund management's independent account-ants and the internal reports, if any, to Fund management prepared by the Manager's internal auditing department, related to the Fund's systems for accounting, reporting and internal controls and Fund management's response, if any.

   d. Review, annually, with Fund management and the independent accountants, policies for valuation of Fund portfolio securities, and the frequency and magnitude of pricing errors.

   e. Review with Fund management and the independent accountants, the Fund's audited financial statements (including, but not limited to, the matters required to be discussed by statement on Auditing Standards No. 61), and recommend to the Board, if appropriate, that the audited financial statements be included in the Fund's annual report to shareholders required by Section 30(e) of the Investment Company Act of 1940 and Rule 30d-1 thereunder.

2. INDEPENDENT ACCOUNTANTS

   a. Recommend to the Board the selection of the independent accountants, considering independence, performance and effectiveness, and approve the fees and other compensation to be paid to the independent accountants, on the condition that the independent accountants are ultimately accountable to the Board and the Audit and Governance Committee and that the Audit and Governance Committee and the Board, consistent with the requirements of the Investment Company Act of 1940 and relevant state law, have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement). On an annual basis, request, receive and review the independent accountants' specific representations as to their independence, including identification of all significant relationships the accountants have with the Fund, Fund management and any affiliate and any material service provider of the Fund (including, but not limited to, disclosures regarding the independent accountants' independence required by Independence Standards Board Standard No. 1), and recommend that the Board take appropriate action, if any, in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

   b. Meet with the independent accountants and Fund management to review the scope of the proposed audit for the current year, and at the conclusion thereof review such audit, including any comments or recommendations of the independent accountants or Fund management, including their assessment about significant risks or exposures and the steps taken by Fund management to minimize such risks to the Fund.

   c. Review the management letter prepared by the independent accountants and Fund management's response.

   d. Consider for approval any significant special projects for the Fund by the independent accountants.

3. FINANCIAL REPORTING PROCESSES

   a. Consider the independent accountants' judgment about the quality and appropriateness of the Fund's accounting policies as applied in its financial reporting.

   b. Review any major changes to the Fund's accounting policies as suggested by the independent accountants or Fund management.

   c. Review any significant disagreement among Fund management and the independent accountants in connection with the preparation of the Fund's annual and semi-annual reports, including any difficulties encountered and any restrictions on the scope of the work or access to information.

4. PROCESS IMPROVEMENTS

Review with the independent accountants and Fund management changes or improvements in significant accounting and auditing processes that have been implemented.

B. GOVERNANCE

To fulfill its responsibilities and duties the Audit and Governance Committee shall:

1. BOARD NOMINATIONS AND FUNCTIONS

   a. Identify and recommend individuals for director membership on the Board. The principal criterion for selection of candidates is their ability to carry out the responsibilities of the Board. In addition, the following factors are taken into consideration:

      (i) The Board collectively should represent a broad cross section of backgrounds, functional disciplines and business experience.

      (ii) Candidates should exhibit stature commensurate with the responsibility of representing shareholders.

      (iii) Candidates shall affirm their availability and willingness to strive for high attendance levels at regular and special meetings, and participate in committee activities as needed.

      (iv) Candidates should represent the best choices available based upon thorough identification, investigation and recruitment of candidates.

   b. Review the Board Governance Procedures and Guidelines, annually, and recommend changes, if any, to the Board.

   c. Periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board.

   d. Review annually, Independent Director compensation, including compensation deferral programs and Fund ownership criteria, and recommend any appropriate changes to the Independent Directors as a group.

   e. Coordinate with legal counsel to the Independent Directors, an annual evaluation of the performance of the Board.

   f. Oversee the development and implementation by the Fund's investment manager and legal counsel for the Independent Directors of a program for the orientation of new Independent Directors and ongoing education for Independent Directors.

2. COMMITTEE NOMINATIONS AND FUNCTIONS

   a. Identify and recommend individuals for membership on all committees and shall review committee assignments at least annually.

   b. Review as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized.

3. SUPERVISION OF LEGAL COUNSEL

Monitor the performance of legal counsel employed by the Fund and the Independent Directors, and be responsible for the supervision of counsel to the Independent Directors.

C. OTHER POWERS AND RESPONSIBILITIES

1. Review this Charter, annually, and recommend changes, if any, to the Board.

2. Investigate any other matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose at the expense of the Fund, if, in its judgment, that is appropriate.

3. Perform any other activities consistent with this Charter, the Fund's Charter, By-Laws and governing law, as the Audit and Governance Committee or the Board deems necessary or appropriate.

4. Maintain minutes of Audit and Governance Committee meetings and report to the Board.

                                   APPENDIX 2

                       TRUSTEE AND NOMINEE SHAREHOLDINGS

Many of the nominees and Trustees own shares of funds in the Kemper family of funds, allocating their investments among such funds based on their individual needs. The following table sets forth, for each nominee and Trustee, the number of shares beneficially owned in each Fund as of December 31, 2000. The third column in the table represents the aggregate dollar value of all shareholdings as of December 31, 2000 by each Trustee or nominee in all "Kemper" funds advised by ZSI for which such person is a board member or nominee. As of December 31, 2000, each nominee and Trustee individually, and the officers and Trustees as a group, owned beneficially less than 1% of the outstanding shares of each Fund.

                                                    AGGREGATE DOLLAR VALUE
                                                        OF HOLDINGS IN
                                                        "KEMPER" FUNDS
                                                        ADVISED BY ZSI
                                                    FOR WHICH EACH PERSON
                                NUMBER OF SHARES      IS A BOARD MEMBER
   NAME OF TRUSTEE/NOMINEE     BENEFICIALLY OWNED         OR NOMINEE
   -----------------------     ------------------   ----------------------
James E. Akins, Trustee               0                 $  626,903.44
John W. Ballantine, nominee           0                 $   75,486.13
Lewis A. Burnham, nominee             0                 $1,340,184.39
Mark S. Casady, nominee               0                 $   50,562.09
Linda C. Coughlin, Trustee            0                 $   59,963.12
Donald L. Dunaway, nominee            0                 $1,553,693.30
James R. Edgar, Trustee               0                             0
William F. Glavin, nominee            0                             0
Arthur R. Gottschalk, Trustee    KHI - 1,900            $   56,520.00
                                 KGT - 1,000
                                  KMM - 800
                                  KTF - 800
                                 KSM - 1,000
                                  KST - 800
Robert B. Hoffman, nominee            0                 $1,357,197.94
Frederick T. Kelsey, Trustee     KHI - 2,400            $  177,117.00
                                 KGT - 2,500
                                 KMM - 1,000
                                 KTF - 6,800
                                 KSM - 5,000
Shirley D. Peterson, nominee          0                 $  211,323.08

                                                    AGGREGATE DOLLAR VALUE
                                                        OF HOLDINGS IN
                                                        "KEMPER" FUNDS
                                                        ADVISED BY ZSI
                                                    FOR WHICH EACH PERSON
                                NUMBER OF SHARES      IS A BOARD MEMBER
   NAME OF TRUSTEE/NOMINEE     BENEFICIALLY OWNED         OR NOMINEE
   -----------------------     ------------------   ----------------------
Fred B. Renwick, Trustee          KHI - 200             $   16,183.12
                                  KGT - 200
                                  KMM - 200
                                  KST - 100
William P. Sommers, nominee           0                 $  481,266.32
John G. Weithers, Trustee       KHI - 2,700*            $  153,882.29
                                 KGT - 1,400
                                 KMM - 1,200
                                  KSM - 400
                                 KST - 1,300
                                  KTF - 500

---------------

* Includes 500 shares of KHI for which Mr. Weithers has voting control, but not beneficial ownership.

As of December 31, 2000, the Trustees and officers of the Funds as a group owned beneficially the following shares of each Fund:

                                       SHARES
             FUND                BENEFICIALLY OWNED
             ----                ------------------
KHI:...........................        7,200*
KGT:...........................        5,100
KMM:...........................        3,200
KTF:...........................        8,100
KSM:...........................        6,400
KST:...........................        2,200

---------------

* Includes 500 shares for which Mr. Weithers has voting control, but not beneficial ownership.

                                   APPENDIX 3

                BENEFICIAL OWNERS OF MORE THAN 5% OF FUND SHARES

As of December 31, 2000, Fund shares were beneficially owned by the following individuals or entities:

NAME OF PERSON/ENTITY/ADDRESS   SHARES BENEFICIALLY OWNED   % BENEFICIALLY OWNED
-----------------------------   -------------------------   --------------------
Yale University                      KGT: 3,761,100                 11.1%
Investments Office
230 Prospect Street
New Haven, CT 06511

                         SCUDDER STRATEGIC INCOME TRUST
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                  May 24, 2001


PLEASE VOTE PROMPTLY!

Your vote is needed! Please vote below and sign in the space provided and return it in the envelope provided. You may receive additional proxies for your other accounts with Zurich Scudder. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint Philip J. Collora, Maureen E. Kane, Caroline Pearson and Kathryn L. Quirk, and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the Annual Meeting of Shareholders to be held at the offices of Zurich Scudder Investments, Inc., Two International Place, Boston, MA 02110 on May 24, 2001, at 11:00 a.m. Eastern time and at any adjournments or postponements thereof, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting.

                                Dated ____________________________________, 2001

                                Note: All registered owners of accounts shown above must sign. Please sign exactly as your name appears on this Proxy. If signing for a corporation, estate or trust, please indicate your capacity or title.

                                ________________________________________________
                                                    Signature

                                ________________________________________________
                                               Signature (Joint)

                                If you have any questions regarding the
                                execution of the proxy, please call Georgeson Shareholder Communications Inc. at
                                (888) 696-1550.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

IF NO SPECIFICATION IS MADE HEREIN, ALL SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD ON EACH ITEM SET FORTH ON THIS PROXY.

                                                  FOR ALL   WITHHOLD    FOR ALL
                                                             ALL        EXCEPT

1. Election of Trustees:                            [ ]      [ ]          [ ]
   01) John W. Ballantine, 02) Lewis A. Burnham,
   03) Mark S. Casady, 04) Linda C. Coughlin,
   05) Donald L. Dunaway, 06) James R. Edgar,
   07) William F. Glavin, 08) Robert B. Hoffman,
   09) Shirley D. Peterson, 10) Fred B. Renwick,
   11) William P. Sommers, 12) John G. Weithers


TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX ABOVE AND WRITE THE NOMINEE'S NUMBER ON THE FOLLOWING LINE:

____________________________________________

                                                    FOR     AGAINST     ABSTAIN
2.  Ratification of the selection of                [ ]       [ ]        [ ]
    Ernst & Young LLP as the Fund's independent auditors for the current fiscal year.

THIS PROXY IS SOLICITED BY THE BOARD OF THE FUND WHICH RECOMMENDS A VOTE "FOR" ALL ITEMS